EXHIBIT 7
                                    ---------

                           SECOND AMENDED AND RESTATED
                               BRIDGE LOAN WARRANT

THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                              AMERIGON INCORPORATED

                           SECOND AMENDED AND RESTATED
                        WARRANT TO PURCHASE COMMON STOCK

                  This Second Amended and Restated Warrant (this "Warrant") represents and certifies that, for value received, Big Beaver Investments LLC, a Delaware limited liability company (the "Holder"), is entitled to subscribe for and purchase three hundred twenty six thousand eighty seven (326,087) shares (subject to adjustment from time to time pursuant to the provisions of Section 4 hereof) of fully paid and nonassessable Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at $1.15 per shares (the "Exercise Price"). The number of shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described in
Section 4 hereof.

                  As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, no par value, and any securities or other property into or for which such Common Stock may hereafter be converted or exchanged.

         1.       TERM OF WARRANT.

                  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on the effective date of this Warrant (as set forth in the last paragraph of this Warrant) and ending five (5) years after such date (the "Warrant Term").

         2.       METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

                  a. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Exercise Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been

                                   EXHIBIT 7

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surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, a certificate or certificates for the shares of stock so purchased shall be delivered to the Holder within fifteen (15) business days thereafter and, unless this Warrant has been fully exercised or expired, a new warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such fifteen (15) business day period.

         3.       STOCK FULLY PAID; RESERVATION OF SHARES.

                  All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens, charges and United States taxes with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

                  a. STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time after the date this Warrant is issued effects a subdivision of the outstanding Common Stock pursuant to a stock split or similar event, the Exercise Price shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date this Warrant is issued combines the outstanding shares of Common Stock into a smaller number of shares in a reverse stock split or similar event, the Exercise Price shall be proportionately increased. Upon the adjustment of the Exercise Price pursuant to the foregoing provisions, the number of shares of Common Stock subject to the exercise of the Warrant shall be adjusted to the nearest full share by multiplying the shares subject to the Warrant by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment. Any adjustment under this subsection (a) shall be effective at the close of business on the date the subdivision or combination becomes effective.

                  b. CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the date this Warrant is issued makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock subject to this Warrant shall be increased and the Exercise Price then in effect shall be decreased as of the date of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by:

                           (i) multiplying the Exercise Price then in effect by
a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such

                                   EXHIBIT 7

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record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

                           (ii) multiplying the number of shares of Common Stock
subject to the Warrant by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

                  If, however, such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock subject to the Warrant and the Exercise Price thereof shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this subsection (b) as of the time of actual payment of such dividends or distributions.

                  c. OTHER ADJUSTMENTS. In the event the Company at any time or from time to time after the date this Warrant is issued:

                           (i) makes a dividend or other distribution payable in
securities of the Company other than shares of Common Stock, or

                           (ii) changes any Common Stock into the same or a
different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), or

                           (iii) effects a capital reorganization of the Common
Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person, then, in each such event, any and all new, substituted or additional securities to which the Holder is or would be entitled by reason of its ownership of the shares underlying this Warrant shall be immediately subject to this Warrant and be included in the shares underlying this Warrant for all purposes hereunder. After each such event, the Exercise Price per share shall be proportionately adjusted so that the aggregate Exercise Price upon exercise of this Warrant shall remain the same as before such event.

         5.       NOTICE OF ADJUSTMENTS.

                  Whenever any Exercise Price shall be adjusted pursuant to
Section 4 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 8(c)

                                   EXHIBIT 7

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hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

         6.       FRACTIONAL SHARES.

                  No fractional shares of Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Exercise Price then in effect.

         7.       COMPLIANCE WITH SECURITIES ACT.

                  The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

         8.       MISCELLANEOUS.

                  a. NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

                  b. REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

                                   EXHIBIT 7

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                  c. NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

                  d. GOVERNING LAW. This Warrant shall be governed and construed under the laws of the State of California.

                  e. PRIOR WARRANT SUPERCEDED. Upon due execution of this Warrant by the Company, receipt of this Warrant by the Holder and, effectiveness of this Warrant in accordance with the next paragraph of this Warrant, this Warrant shall supercede and replace the Amended and Restated Bridge Loan Warrant dated December 1, 2001, which prior warrant shall be terminated.

                            [Signature Page Follows]



                                   EXHIBIT 7

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         This Second Amended and Restated Bridge Loan Warrant is effective as of the closing of the sale of shares and warrants to purchase shares of the Company pursuant to that certain Purchase Agreement dated February 12, 2002 by and among the Company and Special Situations Fund III, L.P., Special Situation Funds
Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P.



                                            AMERIGON INCORPORATED, a California
                                            corporation


                                                 By:  /s/  SANDRA L. GROUF
                                                      --------------------

                                                 Name:  Sandra L. Grouf

                                                 Title: CFO and Secretary

Agreed and Acknowledged:

Big Beaver Investments, LLC


By:  /s/  PAUL OSTER
Name:  Paul Oster
Title:  Treasurer



                                   EXHIBIT 7

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                                    EXHIBIT 1
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                               NOTICE OF EXERCISE
                               ------------------



TO:      AMERIGON INCORPORATED

         1.       Check Box that Applies:

                  |_| The undersigned hereby elects to purchase __________
                      shares of Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  ----------------------------------
                                    (Name)
                  ----------------------------------

                  ----------------------------------
                                  (Address)

         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.




                                            ------------------------------------
                                            Signature



                                   EXHIBIT 7